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                                                                   Exhibit 10.12



                              EMPLOYMENT AGREEMENT

      AGREEMENT made as of the 15th day of September, 1995, by and between RSL Communications Inc., a British Virgin Islands corporation (the "Corporation"), and Itzhak Fisher ("Fisher").

                                   WITNESSETH:

      WHEREAS, the Corporation wishes to employ Fisher, and Fisher wishes to be employed by the Corporation, on the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the foregoing and the terms and conditions contained herein, the parties hereto agree as follows:

            1. Position and Responsibilities.

            1.1. The Corporation hereby employs Fisher to serve in an executive capacity as President and Chief Executive Officer of the Corporation. Subject to the direction and authorization of the Board of Directors of the Corporation, Fisher shall perform such functions and undertake such responsibilities as are customarily associated with such a position provided, however, that Fisher shall only perform services under this Agreement outside of the United States. Except as contemplated by the Employment Agreement dated as of September 15, 1995 between Fisher and International Telecommunications Group, Ltd., a Delaware corporation (the "ITG Employment Agreement"), Fisher shall hold, for no additional consideration, such directorships and executive officerships in the Corporation and any subsidiary

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or affiliate to which, from time to time, he may be elected or appointed during the term of this Agreement.

            1.2. Fisher shall devote his full time and best efforts to the business and affairs of the Corporation and to the promotion of its interests provided, however, that nothing contained herein shall preclude Fisher from fulfilling his obligations under the ITG Employment Agreement

            1.3. Fisher will do such travelling as may reasonably be required in the performance of his duties hereunder, consistent with his level of travel during the twelve months prior to the date hereof.

            2. Term.

            2.1. The term of this Agreement shall commence on the date hereof and terminate on December 31, 1998, unless sooner terminated as provided in this Agreement. The term shall automatically be extended for successive one-year periods, on the same terms and conditions as herein provided, unless either Fisher or the Corporation gives written notice to the contrary to the other party by September 30 of the year of the then expiration date of this Agreement. The term of this Agreement and any extension thereof is herein referred to as the "Term."

            2.2. Notwithstanding the provisions of Section 2.1 hereof, the Corporation shall have the right, on written notice to Fisher given by any Director of the Corporation pursuant to a determination by a majority of the Board of Directors of the Corporation, to terminate this Agreement for Cause (as defined herein), such termination to be effective on the date on which


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notice is given or as of such later date otherwise specified in the notice. The
Corporation shall give such notice only after opportunity has been afforded to Fisher to make a presentation to a meeting of the Board regarding his conduct or actions.

            2.3. For purposes of this Agreement, the term "Cause" shall mean fraud or dishonesty or acts of gross negligence in the course of providing his services herein which are injurious to the Corporation; willful misrepresentation to shareholders or directors which is injurious to the Corporation; a willful failure without reasonable justification to comply with a reasonable written order of the Board of Directors; a willful and material breach of this Agreement; or the conviction of a felony.

            2.4. Fisher shall have the right, on 30 days prior written notice to the Corporation, to terminate this Agreement for Good Reason, such termination to be effective 30 days after the occurrence of a Good Reason event. For purposes of this Agreement, the term "Good Reason" shall mean any of the following:

            (a) The assignment to Fisher by the Corporation of duties inconsistent with, or a material reduction in the nature of, Fisher's responsibilities as President and Chief Executive Officer of the Corporation;

            (b) A failure by the Corporation to comply with any of the material terms of this Agreement, which shall not have been cured within 30 days after written notice thereof; or


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            (c) Fisher shall no longer be President and Chief Executive Officer of the Corporation (except by reason of Sections 2.2, 4.1 or 4.2).

            Notwithstanding the provisions of this Section 2.4, if the Board of Directors shall during the Term elect a person other than Fisher to be Chief Executive Officer of the Corporation, such action shall not be deemed a Good Reason event, and no breach of this Agreement shall be deemed to have occurred by virtue of the Corporation's appointment of a new Chief Executive Officer or Fisher's failure to perform the duties of a Chief Executive Officer hereunder, provided, that the Corporation has agreed in writing to continue during the Term to compensate Fisher at a rate no less than that then required by Section 3.1 below and to provide benefits no less than those set forth in Section 3.2 below, and the Corporation otherwise has complied fully with all of the terms and provisions of this Agreement.

            2.5. If this Agreement shall be terminated by the Corporation other than pursuant to Sections 2.2, 4.1 or 4.2 hereof or by Fisher pursuant to
Section 2.4 hereof, then the Corporation shall continue to pay to Fisher the salary to which Fisher is entitled pursuant to this Agreement for the Term and shall continue for such time to pay for the benefits provided in Section 3.2 of this Agreement.

            3. Salary.

            3.1. The Corporation shall pay to Fisher for the services to be rendered by Fisher hereunder a salary at the rate of $140,000 per annum. The salary shall be payable in equal


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monthly installments of $11,666.67 each. Such salary will be reviewed at least annually and shall be increased (but not decreased) by the Board of Directors of the Corporation in such amount as determined in its sole discretion, but in no event shall such increase be less than an amount equal to the product of the prior year's salary and the prior year's U.S. Consumer Price Index increase. The Board of Directors in its sole discretion may grant to Fisher an annual bonus from time to time.

            3.2. Fisher shall be entitled to participate in, and receive benefits from any employee benefit plans of the Corporation or any subsidiary which may be in effect at any time during this Agreement. He shall be entitled to participate in medical and long-term disability insurance programs (providing, in his case, for monthly payments of at least 50% of the monthly salary payments set forth in Section 3.1 above) which, if not in effect on the date of this Agreement, shall be promptly put in place by the Corporation. In addition, the Corporation shall pay Fisher's reasonable legal expenses in connection with the negotiation and preparation of this Agreement.

            3.3. The Corporation agrees to reimburse Fisher for all reasonable and necessary business expenses incurred by him on behalf of the Corporation in the course of his duties hereunder upon the presentation by Fisher of appropriate vouchers therefor.

            4. Death; Incapacity.

            4.1. If, during the Term, because of illness or other incapacity, Fisher shall fail for a period of 180 consecutive days, or for shorter periods aggregating more than 180 days


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during any twelve month period, to render the services contemplated hereunder, then the Corporation, at its option, may terminate this Agreement by notice from the Corporation to Fisher, effective on the giving of such notice.


            4.2. In the event of the death of Fisher during the Term, this Agreement shall terminate on the date of such death.

            4.3. In the event of termination pursuant to this Section 4, all amounts accrued to the date of termination shall be promptly paid to Fisher or his legal representatives, as the case may be.

            5. Other Activities During Agreement.

            5.1. Fisher agrees to devote his full business time to performing services under this Agreement; provided, however, that Fisher shall be entitled to four weeks of paid vacation each year.

            5.2. (a) Subject to the provisions of Section 5.2(b), for a one-year period after the end of the Term, neither Fisher nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money or guarantor (each, a "Fisher Affiliate"), shall be engaged directly or indirectly in the business of international long distance telecommunication services engaged in by the Corporation in any country where the Corporation, or any subsidiary, conducts such business at any time during the Term (a "Competitive Activity"); provided, however, that the foregoing shall not be deemed to prevent Fisher from (i) investing in not


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more than 5% of the outstanding securities of a public company or (ii)
fulfilling his obligations under the ITG Employment Agreement. It is understood and agreed that any opportunity directly or indirectly related to any business engaged in by the Corporation in any country where the Corporation conducts such business at any time during the Term shall be deemed a corporate opportunity of the Corporation and Fisher shall promptly make such opportunity available exclusively to the Corporation.

            (b) If, during the period of one year after the Term, Fisher or a Fisher Affiliate proposes to engage in what may be a Competitive Activity, Fisher shall so notify the Corporation in a writing which shall fully set forth and describe in detail the nature of the activity which may be a Competitive Activity, the names of the companies or other entities with or for whom such activity is proposed to be undertaken, and whether it is proposed to be engaged in by Fisher or by a Fisher Affiliate (the "Section 5 Notice"). If, within 30 days after receipt by the Corporation of a Section 5 Notice, the Corporation shall fail to notify Fisher that it deems the proposed activity to be a Competitive Activity, then Fisher shall be free to engage in the activities described in the Section 5 Notice without violation of this Section 5.2. If, however, the Corporation, within such period, notifies Fisher that the proposed activities constitute a Competitive Activity, then (i) Fisher shall not engage in any Competitive Activity for a one-year period following the Term, and (ii) the Corporation shall pay to Fisher, during such one-year period, in equal monthly installments, an amount equal to


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his salary for the last year of the Term pursuant to Section 3.1 of this
Agreement.

            5.3. Fisher shall not at any time during this Agreement or after the termination hereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) other than in connection with the performance of his duties hereunder. It is the specific intent of the Corporation and Fisher that each and all of the provisions set forth hereinabove shall be valid and enforceable as specifically set forth hereinabove; and that Fisher acknowledges that the Corporation's remedies at law are likely to be inadequate, and Fisher consents to the application of the equitable remedies of specific performance to enforce the Corporation's rights hereunder. Further, should any person seek to legally compel Fisher (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demands or otherwise) to disclose any Confidential Information, Fisher shall provide the Corporation with prompt notice followed up in writing so that the Corporation may seek a protective order or other appropriate remedy, failing which Fisher shall be entitled to make such disclosure as is legally required. In any event Fisher shall use his best efforts with the advice of counsel to furnish only that portion of the Confidential Information which is legally required and, with the cooperation of the Corporation, will exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded information so disclosed. In the


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event of a breach or a threatened breach by Fisher of the provisions of this
Section 5.3, the Corporation may, in addition to any other remedies it may have, obtain injunctive relief in any court of appropriate jurisdiction to enforce this Section 5.3. The provisions of this Section 5.3 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable. Any records of Confidential Information prepared by Fisher or which come into Fisher's possession during the Term are and remain the property of the Corporation and upon termination of this Agreement all such records and copies thereof shall be either left with or returned to the Corporation.

            5.4. The term "Confidential Information" shall mean information disclosed to Fisher or known, learned, created or observed by him as a consequence of or through this Agreement, not generally known in the relevant trade or industry or known to Fisher prior to his employment by the Corporation, about the Corporation's business activities, services and processes, including but not limited to information concerning advertising, sales promotion, publicity, sales data, research, telecommunications technology, finances, accounting, methods, processes, business plans (including prospective or pending licensing applications or investments in license holders or applicants), client or supplier lists and records, potential client or supplier lists, and client or supplier billing.


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            6. Indemnification.

            6.1. The Corporation will indemnify Fisher and pay on his behalf all Expenses (as defined below) incurred by Fisher in any Proceeding (as defined below), whether the Proceeding which gave rise to the right of indemnification pursuant to this Agreement occurred prior to or after the date of this Agreement. This indemnification shall not apply if it is determined by a court of competent jurisdiction in a Proceeding that any losses, claims, damages or liabilities arose primarily out of the gross negligence, willful misconduct or bad faith of Fisher.

            6.2. The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any threatened, pending or completed action, suit or proceeding or any inquiry or investigation that Fisher in good faith believes might lead to the institution of any such action, suit or proceeding or any such inquiry or investigation, in all cases by reason of the fact that Fisher is or was a director, officer, employee, agent or fiduciary of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for


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which indemnification or reimbursement can be provided under this Agreement

            6.3. The term "Expenses" shall include, without limitation thereto, expenses (including, without limitation, attorneys' fees and expenses) of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, penalties or amounts paid in settlement by or on behalf of Fisher and any Expenses of establishing a right to indemnification under this Agreement.

            6.4. The Expenses incurred by Fisher in any Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of the Proceeding at the written request of Fisher. Fisher hereby agrees and undertakes to repay such amounts if it shall ultimately be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

            6.5. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Fisher may be entitled under the Corporation's Articles of Incorporation or Bye-Laws, any agreement, any vote of stockholders or disinterested directors, the laws under which the Corporation was formed, or otherwise, and may be exercised in any order Fisher elects and prior to, concurrently with or following the exercise of any other such rights to which Fisher may be entitled, including pursuant to directors and officers insurance maintained by the Corporation, both as to action in official capacity and as to action in


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another capacity while holding such office, and the exercise of such rights shall not be deemed a waiver of any of the provisions of this Agreement. The provisions of this Section 6 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable.

            7. Assignment. The Corporation shall require any successor or assign to all or substantially all the assets of the Corporation, prior to consummation of any transaction therewith, to expressly assume and agree to perform in writing this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns.

            8. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Sections 4, 6 and 7 hereof.

            9. Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

            10. Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision


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had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

            11. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail or when delivered by hand or recognized overnight courier service, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

            To the Corporation:

            767 Fifth Avenue
            Suite 4200
            New York, NY  10153
            Attn: Ronald S. Lauder, Chairman

            With a copy to:

            Robert L. Kohl, Esq.
            Rosenman & Colin LLP
            575 Madison Avenue
            New York, NY 10022

            To Fisher:

            767 Fifth Avenue
            Suite 4200
            New York, NY  10153

provided, however, that any notice of change of address shall be effective only upon receipt.

            12. Waivers. If any party should waive any breach of any provision of this Agreement, it shall not thereby be deemed


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to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

            13. Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by the parties hereto.

            14. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflicts of law.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       RSL COMMUNICATIONS INC.



                                       By: /s/ Jacob Z. Schuster
                                           -------------------------------------
                                           Name:  Jacob Z. Schuster
                                           Title:


AGREED AND ACCEPTED:


/s/ Itzhak Fisher
----------------------------------
    Itzhak Fisher


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